UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2012

WESTERN ALLIANCE BANCORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-32550	88-0365922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One E. Washington Street, Phoenix, Arizona 85004

(Address of principal executive offices)

Registrant’s telephone number, including area code: (602) 389-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 17, 2012, Western Alliance Bancorporation (“Western” or the “Company”) and Western Liberty Bancorp (“Western Liberty”) entered into an Agreement and Plan of Merger (the “Agreement”), pursuant to which the Company will acquire Western Liberty and its wholly owned subsidiary, Service1st Bank of Nevada (“Service1st”).

Subject to the terms and conditions of the Agreement, which has been approved by the boards of directors of each party thereto, Western Liberty will be merged with and into the Company (the “Merger”), with the Company surviving, and Service1st will be merged with and into Bank of Nevada, a Nevada-chartered bank and wholly owned subsidiary of the Company, with Bank of Nevada surviving.

Upon the effectiveness of the Merger, each outstanding share of Western Liberty common stock, other than shares for which appraisal rights are properly exercised or shares owned by the Company or Western Liberty, will be converted into the right to receive, at the election of each holder, either (x) $4.02 in cash or (y) 0.4341 shares of Company common stock (the “Exchange Ratio”), subject to proration provisions whereby 50% of Western Liberty shares will be exchanged for Company common stock and 50% for cash, subject to possible adjustment, if necessary to preserve the desired characterization of the transaction as a tax-free reorganization. The per share cash consideration and Exchange Ratio have been calculated based on the number of shares of Western Liberty stock outstanding as of August 17, 2012 and assuming the conversion of outstanding restricted stock units, the vesting of restricted stock, and that no stock options are exercised. The Exchange Ratio and per share cash consideration will be determined based on the number of shares of Western Liberty common stock issued and outstanding as of the effective time. The Exchange Ratio may also be affected by the exercise of termination rights, as described below.

The Agreement contains customary representations and warranties of the parties. The Agreement contains certain termination rights for both the Company and Western Liberty, including, among others, that Western Liberty may terminate the Agreement if the volume weighted average closing price of Company common stock during the twenty trading day period ending on the date of receipt of all required regulatory approvals is less than $7.41 and the Company’s common stock underperforms a specified peer-group index by more than 20%, unless the Company elects to make a compensating adjustment to the Exchange Ratio. The Company may terminate the Agreement if the volume weighted average closing price of Company common stock during the same period is more than $11.11 and the Company’s common stock outperforms a specified peer-group index by more than 20%, unless Western Liberty elects to make a compensating adjustment to the Exchange Ratio. The Agreement further provides that, upon termination of the Agreement upon specified circumstances, Western Liberty may be required to pay the Company a termination fee of $2.0 million plus up to $400,000 in expenses.

Additionally, concurrently with entering into the Agreement, the Company entered into a Support Agreement pursuant to which the directors and executive officers of Western Liberty agreed to vote their Western Liberty shares in favor of the Merger.

The transaction is subject to customary closing conditions, including approval from the stockholders of Western Liberty and regulatory approvals, and is expected to be completed in the fourth quarter of 2012.

The foregoing is not a complete description of the Agreement and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

A copy of the related press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Additional Information

This communication is being made in respect of the proposed merger involving the Company and Western Liberty.

In connection with the proposed merger with Western Liberty, the Company will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a proxy statement of Western Liberty that also constitutes a prospectus of the Company. Western Liberty will mail the proxy statement/prospectus to its stockholders. Investors and security holders are urged to read the proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. You may obtain a free copy of the proxy statement/prospectus (when available) and other related documents filed by the Company and Western Liberty with the SEC at the SEC’s website at www.sec.gov. The proxy statement/prospectus (when it is available) and the other documents may also be obtained for free by accessing the Company’s website at www.westernalliancebancorp.com under the tab “Investor Relations” and then under the heading “Financial Documents” or by accessing Western Liberty’s website at www.wlbancorp.com under the tab “Investor Relations” and then under the heading “Financial Information”.

Participants in the Transactions

The Company, Western Liberty and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Western Liberty stockholders in favor of the merger with the Company. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Western Liberty stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC.

You can find information about the executive officers and directors of the Company in its Annual Report on Form 10-K for the year ended December 31, 2011 and in its definitive proxy statement filed with the SEC on March 16, 2012, as supplemented. You can find information about Western Liberty’s executive officers and directors in its Annual Report on Form 10-K for the year ended December 31, 2011, as amended, and in its definitive proxy statement filed with the SEC on April 26, 2012. You can obtain free copies of these documents from the Company or Western Liberty using the information above.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include: failure of the parties to satisfy the closing conditions in either merger agreement in a timely manner or at all; failure of the stockholders of Western Liberty to approve the applicable merger agreement; failure to obtain governmental approvals for the merger; disruptions to the parties’ businesses as a result of the announcement and pendency of the merger; costs or difficulties related to the integration of the business following the merger; factors listed in the Form 10-K as filed with the SEC; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.

We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this press release to reflect new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of August 17, 2012, by and between Western Alliance Bancorporation and Western Liberty Bancorp.

99.1	Press Release dated August 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN ALLIANCE BANCORPORATION (Registrant)

/s/ Dale Gibbons
Dale Gibbons
Executive Vice President and Chief Financial Officer

Date: August 21, 2012

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of August17, 2012, by and between Western Alliance Bancorporation and Western Liberty Bancorp.

99.1	Press Release dated August 17, 2012.